Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 1, 2011 among Blue Calypso, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Series A Designation (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Dates” means the First Closing Date and the Second Closing Date.

“Closings” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 on the First Closing Date and the Second Closing Date.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 on the First Closing Date.

“First Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the First Closing Purchase Price and (ii) the Company’s obligations to deliver the Notes and Warrants have been satisfied or waived.

“First Closing Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Notes” means the Convertible Promissory Notes issued to the Purchasers hereunder, in the form attached hereto as Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.14 (b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.14(b).

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit C, pursuant to which the Company shall register for resale the Underlying Shares under the Securities Act, upon the terms and subject to the conditions set forth therein.

“Registration Statement” means a valid, current and effective registration statement registering for resale the Underlying Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof, and (ii) any information contained in a prospectus filed with the Commission in connection with such registration statement, to the extent such information is deemed under the Securities Act to be part of the registration statement.

“Reincorporation” means an agreement and plan of merger by and between the Company and Blue Calypso, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, for the purpose of (i) changing the Company’s state of incorporation from Nevada to Delaware and (ii) authorizing the Company to issue one or more series of preferred stock from time to time in one or more series and in such amounts as may be determined by the Board of Directors.

“Reincorporation Approval” means (i) the vote by the stockholders of the Company to approve the Reincorporation, and (ii) the passage of twenty (20) calendar days following the date the Company’s transfer agent deposits in the mail to its shareholders the definitive information statement as filed with the Commission in accordance with Section 4.6(c) (such date of mailing shall be as set forth in the Affidavit of Mailing as executed and delivered to the Company by the Company’s transfer agent).

“Reincorporation Approval Date” means the date that the Series A Designation is accepted by the Secretary of State of the State of Delaware.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, one hundred and ten percent (110%) of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion or exercise, as applicable, in full of all shares of Series A Convertible Preferred Stock, the Notes and the Warrants, ignoring any conversion or exercise limits set forth therein.

“Reverse Merger” means the execution of the certain Agreement of Merger and Plan or Reorganization by and among Blue Calypso Holdings, Inc., a privately-held corporation incorporated under the laws of State of Texas (“Blue Calypso”), the Company and the Company’s wholly-owned subsidiary Blue Calypso Acquisition Corp.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 on the Second Closing Date.

“Second Closing Date” means the Trading Day immediately following the effectiveness of the initial Registration Statement and all conditions precedent to (i) the Purchasers’ obligations to pay the Second Closing Purchase Price and (ii) the Company’s obligations to deliver the Second Closing Shares or Notes, as applicable, and Warrants have been satisfied or waived.

“Second Closing Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Second Closing Shares” has the meaning ascribed to such term in Section 2.2(c).

“Securities” means the Notes, Series A Convertible Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company and such designations, preferences and limitations as are set forth in the Series A Designation.

“Series A Designation” means the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock to be filed with the State of Delaware within one Business Day of the acceptance of the Certificate of Merger relating to the Reincorporation by the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit B.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Super 8-K”  means the Current Report on Form 8-K delivered to Purchasers prior to the date hereof and to be filed by the Company within four Business Days following the First Closing Date, along with the financial statements to be filed in connection therewith.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New

York Stock Exchange, the Nasdaq Global Market, Nasdaq Global Select Market, the OTC Bulletin Board, or any automated quotation system or exchange operated by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Notes and the Series A Convertible Preferred Stock and the Warrant Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit D attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE; SHARE EXCHANGE

2.1           Closing.  On the First Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchasers agree to purchase, and the Company agrees to sell (i) the Notes in the aggregate principal amount of $1,500,000, which shall be automatically converted into an aggregate of One Million Five Hundred Thousand (1,500,000) shares of Series A Convertible Preferred Stock, each share having a Stated Value of $1.00, on the Reincorporation Approval Date and (ii) Warrants to purchase an aggregate of Twenty Two Million Ninety One Thousand Three Hundred Eleven (22,091,311) shares of Common Stock, for an aggregate purchase price of One Million Five Hundred Thousand ($1,500,000) (the “First Closing Purchase Price”). On the First Closing Date, subject to the terms of this Agreement, Purchasers shall cause the Purchase Price to be delivered to the Company via wire transfer or a certified check in immediately available funds and the Company shall deliver to the Purchasers the Notes, the Warrants and the other items set forth in Section 2.2 issuable on the First Closing Date.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the First Closing shall occur at the offices of Fox Rothschild LLP, 997 Lenox Drive, Lawrenceville, NJ 08648, or such other location as the parties shall mutually agree. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Purchasers agree to purchase, and the Company agrees to sell (i) the Notes in the aggregate principal amount of $200,000, which shall be automatically converted into an aggregate Two Hundred Thousand (200,000) shares of Series A Convertible Preferred Stock, each share having a Stated Value of $1.00, on the Reincorporation Approval Date and (ii) Warrants to purchase an aggregate of Two Million Nine Hundred Forty Five Thousand Five Hundred Nine (2,945,509) shares of Common Stock, for an aggregate purchase price of $200,000 (the “Second Closing Purchase Price”), provided however, that if the Second Closing Date occurs subsequent to the Required Approval Date, the Purchasers agree to purchase and the Company agrees to sell Two Hundred Thousand (200,000) shares of Series A Convertible Preferred Stock, each share having a Stated Value of $1.00 and Warrants to purchase an aggregate of Two Million Nine Hundred Forty Five Thousand Five Hundred Nine (2,945,509) shares of Common Stock, for the Second Closing Purchase Price.  On the Second Closing Date, subject to the terms of this Agreement, the Purchasers shall cause the Second Closing Purchase Price to be delivered to the Company via wire transfer or a certified check in immediately available funds and the Company shall deliver to the Purchasers the Notes or the Series A Convertible Preferred Stock, as applicable, and the other items set forth in Section 2.2 issuable on the Second Closing Date.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Second Closing shall occur at the offices of Fox Rothschild LLP, 997 Lenox Drive, Lawrenceville, NJ 08648, or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On the First Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)           this Agreement duly executed by the Company;

(ii)          the Registration Rights Agreement duly executed by the Company;

(iii)          the Notes in the aggregate principal amount of $1,500,000;

(iv)          Warrants to purchase an aggregate of 22,091,311 shares of Common Stock;

(v)          any required consents or waivers;

(vii)           an officer’s certificate and secretary’s certificate in form and substance reasonably acceptable to the Purchasers;

(viii)        an opinion from Company’s legal counsel in form and substance reasonably satisfactory to the Purchasers; and

(ix)        a fully executed copy of the Agreement of Merger and Plan of Reorganization by and among Blue Calypso Holdings, Inc., a privately-held corporation incorporated under the laws of State of Texas, the Company and the Company’s wholly-owned subsidiary Blue Calypso Acquisition Corp.

(b)           On or prior to the First Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)             this Agreement duly executed by such Purchaser; and

(ii)            the Registration Rights Agreement duly executed by such Purchaser.

(c)           On or prior to the Second Closing Date, the Purchasers on the Second Closing Date shall deliver to the Company the Second Closing Purchase Price and the Company shall deliver to such Purchasers the Notes in the aggregate principal amount of $200,000 and Warrants to purchase an aggregate of 2,945,509 shares of Common Stock or if the Second Closing Date occurs subsequent to the Reincorporation Approval Date, certificates evidencing Two Hundred Thousand (200,000) shares of Series A Convertible Preferred Stock (the “Second Closing Shares”) and Warrants to purchase an aggregate of 2,945,509 shares of Common Stock.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closings are subject to the following conditions being met:

(i)             the accuracy in all material respects when made and on each of the Closing Dates of the representations and warranties of the Purchasers contained herein;

(ii)            all obligations, covenants and agreements of the Purchasers required to be performed at or prior to each of the Closing Dates shall have been performed; and

(iii)           the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement and

(iv)           the Reverse Merger has been consummated contemporaneously on the First Closing Date.

(b)           The obligations of the Purchasers hereunder in connection with each of the Closings are subject to the following conditions being met:

(i)             the accuracy in all material respects on each of the Closing Dates of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to each the Closing Dates shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           the Reverse Merger has been consummated contemporaneously on the First Closing Date; and

(v)           with respect to the Second Closing only, the initial Registration Statement shall have been declared effective by the Commission.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Purchasers (subject to the qualification that all representations and warranties in this Article III as they relate solely to the Company prior to consummation of the Reverse Merger are qualified to the extent of the Company’s knowledge).

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the Reincorporation Approval, the filing of Form D with the Commission, the filing of the Series A Designation with the Secretary of State of the State of Delaware, the filing of the Registration Statement with the Commission and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities, when issued and paid for in accordance with the applicable Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  Except with respect to the Common Stock underlying any shares of Series A Convertible Preferred Stock, which shares of Common Stock, equal to the Required Minimum, will be reserved for issuance on the Reincorporation Approval Date, the Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Financial Statements.  The financial statements included in the Super 8-K and provided to the Purchasers comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest financial statements included within the Super 8-K, and delivered to the Purchasers (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Blue Calypso has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Blue Calypso’s financial statements pursuant to GAAP, (iii) Blue Calypso has not materially altered its method of accounting, (iv) Blue Calypso has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased for cash, redeemed for cash or made any agreements to purchase or redeem for cash any shares of its capital stock and (v) Blue Calypso has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Blue Calypso stock option or stock grant plans.

(j)           Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)           Labor Relations.   No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any

Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Super 8-K, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Super 8-K and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expecting to have a Material Adverse Effect.

(p)           Insurance.   Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the Super 8-K and/or as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii)

reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option or stock grant agreements under any stock plans of the Company.

(r)           No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

(s)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents except with respect to any arrangements made directly with brokers, finders or other third parties by the Purchasers.

(t)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u)           Reserved.

(v)           Registration Rights.  Other than the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)           Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Purchasers have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(y)           Solvency.  Based on the financial condition of the Company as of each of the Closing Dates: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the each of the Closing Dates.

(z)           Indebtedness. Schedule 3.1(z) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments (other than the Notes).  For the purposes of this Agreement, “Indebtedness”

shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business) in excess of $25,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness that would result in a Material Adverse Effect.

(aa)          Tax Status. The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”).  All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other governmental entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(bb)          No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)          Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of an arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchasers are not acting as a financial advisors or fiduciaries of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchasers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd)         Registration Statements and Prospectuses.

(i)           The Company will file and cause to become effective and remain effective such Registration Statements covering the public resale by the Purchasers of all Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement. Each such Registration Statement, on the date it is filed with the Commission and on the date it becomes effective, and, as amended or supplemented, at the time of any issuance or sale of any Registrable Securities in accordance with the Registration Rights Agreement and the plan of distribution set forth in the Registration Statement, will comply as to form, in all material respects, with the requirements of the Securities Act.

(ii)          Each such Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to any Purchaser furnished to the Company in writing by or on behalf of such Purchaser expressly for use therein, which to the Company’s knowledge are not false or misleading.

(iii)        Each prospectus, on the date it is filed with the Commission and as of its date, and, at the time of any issuance or sale of any Underlying Shares in accordance with the Registration Rights Agreement and the plan of distribution set forth in the Registration Statement, and at all times during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Underlying Shares covered thereby, will comply as to form, in all material respects, with the requirements of the Securities Act.

(iv)         Each prospectus and any amendment or supplement thereto, as of its date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from such Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Purchaser furnished to the Company in writing by or on behalf of such Purchaser expressly for use therein, which to the Company’s knowledge are not false or misleading.

(v)           Each Registration Statement, as of its effective date, will meet the requirements of subsections (a)(1)(i) of Rule 415 under the Securities Act.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants as of the date hereof and as of each of the Closings Date to the Company as follows:

(a)           Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes or Series A Convertible Preferred Stock or exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A (a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Risk Factors.  Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Securities acquired hereunder that could make the resale of such Securities difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Securities.  The purchase of the Securities involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment.

(h)           Due Diligence.  Purchaser hereby agrees and acknowledges that Purchaser has reviewed the Super 8-K and has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Securities.  All material documents and information pertaining to the Company and the purchase of Securities hereunder that have been requested by Purchaser have been made available to Purchaser.

(i)           Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of such Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company, provided, however, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer or pledge does not require registration of such transferred or pledged Securities under the Securities Act.  At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d)           Removal of Legends.  Certificates or other instruments evidencing Securities shall not be required to contain the legend set forth in Section 4.1(c) above or any other legend (i) following the sale of any Securities pursuant to the plan of distribution of a registration statement (including with respect to the Underlying Shares, the Registration Statement) covering the resale of such Securities that is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 or Rule 144A promulgated under the Act, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 or Rule 144A promulgated under the Securities Act without any limitation or the need to be in compliance with Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A promulgated under the Act), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission).  If a legend is not required pursuant to the foregoing, the Company shall immediately but in no event later than five Trading Days following the delivery by such Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required by the Company or the Company’s counsel, as directed by such Purchaser, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Common Stock, credit a number of shares of Common Stock equal to the number of Common Stock represented by the certificate so delivered by such Purchaser to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s nominee with DTC or such certificate is required to be delivered to Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”) .

(e)           Failure to Timely Deliver; Buy-In.  If the Company fails to properly deliver unlegended certificates or so properly credit the balance account of such Purchaser’s or such Purchaser’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date a Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Purchaser, the Company shall, within five Trading Days after the Required Delivery Date, promptly honor its obligation to deliver to such Purchaser a certificate or certificates or credit such Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price (as defined below) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to such Purchaser by the Required Delivery Date times (B) the closing price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date. If within five Trading Days following the Required Delivery Date, the Company fails to deliver to such Purchaser a certificate or certificates or credit such Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder, the Company shall pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.4           Use of Proceeds.  Except as set forth on Schedule 4.4 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, including attorney’s and professional fees), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.5           Indemnification of Purchasers.  The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser

Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against each Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by a Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one (1) such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or any violations by a Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.6           Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible.

(c)           The Company shall obtain the written consent of shareholders holding in excess of a majority of the issued and outstanding Common Stock as of the date hereof for the purpose of obtaining the Reincorporation Approval and file a preliminary information statement on Schedule 14C with the Commission no later than seven (7) calendar days following the First Closing Date. In addition, the Company agrees to use commercially reasonable efforts to promptly respond to any comments the Commission may have with respect to the preliminary information statement. In addition, the Company agrees to file the definitive information statement on Schedule 14C on the eleventh calendar day following the filing of the preliminary information statement if it does not receive any comments from the Commission on such filing or notice that the Commission intends to review the information statement or on the Trading Day following the day on which it receives notification that the Commission has completed its review of the preliminary information statement. The Company agrees to file the Certificate of Merger with the Secretary of State of Delaware within one Business Day of obtaining the Reincorporation Approval.

4.7           Participation in Future Financing.

(a)           From the date hereof until the date that is the one (1) year anniversary of the First Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), Purchasers shall have the pro-rata right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           If a Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 3rd Trading Day after such Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 3rd Trading Day after receipt of the Pre-Notice, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the 3rd Trading Day after the Purchaser has received the Pre-Notice, notifications by Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

4.8           Variable Rate Transactions.  From the date hereof until the twelve (12) month anniversary of the First Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction,”  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations in the public secondary market for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

4.9           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.10           Short Sales and Confidentiality After The Date Hereof.  Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced.  Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, Purchasers do not make any representation, warranty or covenant hereby that it will not engage in Short

Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

4.11           Securities Laws Disclosure Publicity.  The Company shall, within 4 Business Days of the First Closing Date, file the Super 8-K with the Commission.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.12           Furnishing of Information; Public Information.  Until the earlier of (i) two years from the date hereof or (ii) such time that the Purchasers hold less than 5% of the Company’s issued and outstanding shares of Common Stock in the aggregate, if a Registration Statement is not available for the resale of all of the Registrable Securities, or (iii) such time as the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company covenants to (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, (b) if the Company is not required to file reports pursuant to the Exchange Act, prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144, and (c) take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.13        Voting Agreement. Each Purchaser shall, and shall cause its Affiliates to, appear in person or by proxy at any annual or special meeting of shareholders for the purpose of obtaining a quorum and shall vote the shares of Outstanding Capital Stock (as defined below) owned by such Purchaser and its Affiliates entitled to vote, either in person or by proxy, at any annual or special meeting of shareholders of the Company in favor of the Reincorporation. Each Purchaser further agrees to execute, or cause its Affiliates to execute, any written consents in favor of the Reincorporation. For purposes of this Agreement, (i) the term “Outstanding Capital Stock” shall mean all voting securities of the Company, whether now or hereafter issued and outstanding, and (ii) the term “vote” shall mean voting in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders of the Company, or pursuant to any written consent of the shareholders, the required action is taken.

ARTICLE V

MISCELLANEOUS

5.1           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers then holding a majority of the Underlying Shares or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for a period of two (2) years from the date of this Agreement.

5.10          Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13          Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Remainder of Page Intentionally Left Blank)

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO, INC.		Address for Notice:

By:	/s/ Andrew Levi	1345 Valwood Parkway, Suite 301,
Name: Andrew Levi		Carrollton, Texas 75006
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

(Remainder of Page Intentionally Left Blank)

(Signature Page For Purchaser Follows)

[PURCHASER SIGNATURE PAGES TO SECURITIES

PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: LMD Capital, LLC
Signature of Authorized Signatory of Purchaser:	/s/ Steven B. Solomon
Name of Authorized Signatory: Steven B. Solomon
Title of Authorized Signatory: Managing Director
Email Address of Purchaser:
Facsimile Number of Purchaser:
Jurisdiction of Organization of Purchaser:
Address for Notice of Purchaser:
Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Purchase Price	$750,000
Note	$750,000

Second Closing Purchase Price	$200,000
Second Closing Shares	200,000

[PURCHASER SIGNATURE PAGES TO SECURITIES

PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Esousa Holdings, LLC
Signature of Authorized Signatory of Purchaser:		/s/ Rachel Glicksman
Name of Authorized Signatory: Rachel Glicksman
Title of Authorized Signatory: Managing Director
Email Address of Purchaser:
Facsimile Number of Purchaser:
Jurisdiction of Organization of Purchaser:
Address for Notice of Purchaser:
Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Purchase Price	$750,000
Note	$750,000

Second Closing Purchase Price	$0
Second Closing Shares	0

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

SERIES A DESIGNATION

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF WARRANT